Exhibit 99.1

FOR IMMEDIATE RELEASE

European Commission Extends its Review of Proposed

Acquisition of BSG by Syniverse Technologies

TAMPA, Fla. – July 10, 2007 – Syniverse Technologies (NYSE:SVR), a leading provider of technology and business solutions for the global mobile telecommunications industry, confirmed today that the European Commission has initiated a Phase II review of Syniverse’s proposed acquisition of the wireless services business of Billing Services Group Limited (BSG). The Phase II review is part of the European Commission’s customary investigation process and follows the procedural rules of the European Merger Regulation.

“Syniverse continues to believe that the proposed combination with BSG’s wireless services business will significantly benefit customers of both Syniverse and BSG, and will enhance the combined company’s ability to deliver innovative wireless data clearing, financial settlement and next generation wireless service,” said Tony Holcombe, CEO and President of Syniverse. “We will continue to work closely with the Commission and cooperate fully during its review of the transaction.”

The European Commission now has 90 working days to take a final decision. As stated in the European Commission’s press release at http://europa.eu/press_room/index_en.htm, the decision to open a Phase II review does not pre-judge the ultimate outcome of the investigation.

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About Syniverse

Syniverse Technologies (NYSE:SVR) solutions allow more than 350 communications companies in over 50 countries to provide seamless mobile services by making it possible for disparate technologies and standards to interoperate. Syniverse’s flexibility and customer focus permit its customers to quickly react to market changes and demands, enabling the delivery of everything from voice calls to sophisticated data and video services wherever and whenever subscribers need them. Celebrating its 20th anniversary in 2007, Syniverse is headquartered in Tampa, Florida, U.S.A., and has offices in major cities around the globe. Syniverse is ISO 9001:2000 certified and TL 9000 approved, adhering to the principles of customer focus and quality improvement practices. More information is available at www.syniverse.com.

Cautions about Forward-Looking Statements

Statements in this press release which are not purely historical facts or which necessarily depend upon future events, including statements about Syniverse’s expectations regarding the potential approval of the proposed acquisition by European Commission under the European Merger Regulation and the timing of the Commission’s ultimate decision, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information currently available to Syniverse. Syniverse undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to

Syniverse Technologies | 8125 Highwoods Palm Way, Tampa, FL USA 33647-1776 | 1.813.637.5000 | www.syniverse.com

EU Review – 2

differ materially from the events or results described in the forward-looking statements, including risks or uncertainties inherent in or related to the integration of the acquired business (including unanticipated operating costs and business disruptions following the proposed transaction); securing financing for the proposed transaction; the timing or impact of any regulatory or governmental approvals; the timing and results of the BSG shareholder approval process; satisfaction of the various closing conditions set forth in the share purchase agreement for the proposed transaction; or competition within the European, Asian and Middle Eastern marketplaces from established or emerging competitors. Syniverse may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Syniverse’s most recent filing on Form 10-K with the Securities and Exchange Commission.

CONTACTS

Media

Claudia Martinez, The Centre

claudia.martinez@thecentre.eu

+32 2.548.02.81

+32 485.977.313 (mobile)

Investor Relations

Jim Huseby, Syniverse Technologies

jim.huseby@syniverse.com

+1 813.637.5000

Syniverse Technologies | One Tampa City Center, Suite 700, Tampa, FL 33602 | Tel 813 273 3700 | Fax 813 273 4894 |  www.syniverse.com